Exhibit 99

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2011

FIRST QUARTER EARNINGS

•	Net Income of $2.7 million for 2011 first quarter, up from $1.5 million in the first quarter of 2010

•	Provision for Loan Losses of $2.8 million, down from $6.9 million in the first quarter of 2010

•	Net Interest Margin of 3.89%, up from 2010 first quarter of 3.85%

•	First Defiance completed common stock offering in first quarter of 2011

DEFIANCE, OHIO (April 25, 2011) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its first quarter ended March 31, 2011 totaled $2.7 million, or $0.25 per diluted common share, compared to $1.5 million or $0.12 per diluted common share for the quarter ended March 31, 2010.

“We are encouraged by the improvement in the first quarter results, even as we continue to encounter challenges in the economy,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “We saw positive movement in credit quality in the first quarter of 2011 compared to the last several quarters.”

Credit Quality

The first quarter results include expense for provision for loan losses of $2.8 million, compared with $6.9 million for the same period in 2010 and $5.7 million in the fourth quarter of 2010.

Non-performing loans totaled $45.6 million at March 31, 2011, a decrease from $47.0 million at December 31, 2010 but an increase from $40.6 million at March 31, 2010. The March 31, 2011 balance included $40.9 million of loans that are on non-accrual and another $4.6 million of loans that are still accruing but are considered non-performing because of changes in terms granted to borrowers. In addition, First Defiance had $9.2 million of Real Estate Owned at March 31, 2011 compared to $12.8 million at March 31, 2010. For the first quarter of 2011, First Defiance recorded net charge-offs of $3.1 million, which represented .85% of average loans outstanding at March 31, 2011 (annualized), down from the fourth quarter level of 1.58%. The allowance for loan loss as a percentage of total loans increased slightly to 2.77% at March 31, 2011 from 2.70% at December 31, 2010 and 2.47% at March 31, 2010.

“We are pleased with the slight improvement in the level of non-performing assets in the first quarter,” Small said. “We are still dealing with a weak economic environment, especially in the commercial real estate market. Improvement in this area will take some time to show a sustainable trend.”

Net Interest Margin up from 2010 First Quarter

Net interest income increased to $17.2 million in the first quarter of 2011 compared to $17.1 million in the 2010 first quarter. Net interest margin was 3.89% for the 2011 first quarter compared to 3.89% in the fourth quarter of 2010 and 3.85% in the first quarter of 2010. Yield on interest earning assets declined by 42 basis points, to 4.99% in the first quarter of 2011 from 5.41% in the 2010 first quarter, while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 47 basis points, to 1.12% from 1.59%.

“The stability of our net interest margin for the quarter is noteworthy,” said Small, “especially in this extended low rate environment. We will continue to look for pricing opportunities, further improvement in credit quality, and other ways to maintain our margin going forward.”

Non-Interest Income

First Defiance’s non-interest income for the 2011 first quarter was $5.9 million compared with $6.8 million in the first quarter of 2010. Service fees and other charges were $2.6 million in the first quarter of 2011, compared with $3.2 million in the first quarter of 2010. Mortgage banking income declined to $1.3 million in the first quarter of 2011 from $1.8 million in the first quarter of 2010. Gains from the sale of mortgage loans decreased in the first quarter of 2011 to $726,000 from $1.2 million in the first quarter of 2010. Mortgage loan servicing revenue increased to $845,000 in the 2011 first quarter from $748,000 in the first quarter of 2010. Insurance and investment sales commissions also increased to $1.7 million for the first quarter of 2011 compared to $1.1 million for the first quarter of 2010.

The rising mortgage rates in the first quarter reduced originations and also triggered recovery of previously recorded mortgage servicing rights (“MSR”) impairment. The Company had a positive change in the valuation adjustment in mortgage servicing assets of $171,000 in the first quarter of 2011 compared with $321,000 in the first quarter of 2010. The MSR positive valuation adjustment is a reflection of the increase in the fair value of certain sectors of the Company’s portfolio of mortgage servicing rights for these periods. The interest rate environment that gives rise to decreased mortgage origination activity also typically causes decreases in MSR amortization and impairment, creating a natural hedge in the mortgage banking line of business.

Income from the sale of insurance and investment products increased to $1.7 million for the 2011 first quarter, from $1.1 million in the same period of 2010. First Defiance’s insurance subsidiary, First Insurance & Investments, typically recognizes contingent revenues during the first quarter. These revenues are bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In 2011, First Insurance earned $329,000 of contingent income, compared to $91,000 recorded during the first quarter of 2010. This business unit also benefitted from the May 2010 acquisition of the group health book of business from a local insurance agency.

“We are encouraged by the solid insurance and wealth management revenue for the quarter,” said Small. “However, the quarter did reflect the ongoing pressure to maintain fee income. We are continually exploring new products and services that are priced efficiently and are customer-focused in order to maintain acceptable fee income at the bank level.”

Non-Interest Expenses

Total non-interest expense was $16.6 million for the first quarter of 2011, an increase from $14.8 million in the first quarter of 2010 and relatively flat with $16.5 million in the fourth quarter of 2010. The fourth quarter of 2010 included $802,000 of core processing conversion related charges.

Compensation and benefits increased to $7.8 million compared to $6.5 in the first quarter of 2010 and $7.2 in the fourth quarter of 2010. The increase in compensation and benefits expense is largely due to the Company freezing pay in 2010 coupled with no bonuses being paid in the first quarter of 2010 due to the Company not meeting certain targets and an increase in health insurance expense of $180,000. The Company did grant pay increases in the first quarter of 2011 and accrued for bonus payments based on performance in the first quarter of 2011. FDIC insurance expense decreased to $913,000 in the first quarter of 2011 from $1.0 million in the same period of 2010. Other non-interest expense increased to $4.1 million in the first quarter of 2011 from $3.3 million in the first quarter of 2010. Secondary market buy-back losses were $228,000 in the first quarter of 2011 compared to no losses in the same period of 2010. These losses were incurred as a result of underwriting issues identified after the loan was sold.

Total Assets at $2.06 Billion

Total assets at March 31, 2011 were $2.06 billion, compared to $2.04 billion at December 31, 2010 and $2.06 billion at March 31, 2010. Net loans receivable (excluding loans held for sale) were $1.43 billion at March 31, 2011 compared to $1.48 billion at December 31, 2010 and $1.54 billion at March 31, 2010. Total cash and cash equivalents were $235.3 million at March 31, 2011 compared with $169.2 million at December 31, 2010 and $154.7 million at March 31, 2010. Also at March 31, 2011, goodwill and other intangible assets totaled $63.3 million compared to $63.7 million at December 31, 2010 and $63.0 million at March 31, 2010.

Total deposits at March 31, 2011 were $1.59 billion compared with $1.58 billion at December 31, 2010, and $1.60 billion at March 31, 2010. Non-interest bearing deposits at March 31, 2011 were $219.4 million compared to $216.7 million at December 31, 2010 and $187.2 million at March 31, 2010. Total stockholders’ equity was $263.1 million at March 31, 2011 compared to $240.3 million at December 31, 2010 and $235.7 million at the March 31, 2010.

First Defiance completed an underwritten public common stock offering in the first quarter of 2011 by issuing 1,600,800 shares of the Company’s common stock, including 208,800 shares issued pursuant to the exercise of the underwriter’s over-allotment option. Gross proceeds from the offering were $21.2 million.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, April 26, 2011 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-800-860-2442. A live webcast may be accessed at http://www.talkpoint.com/viewer/starthere.asp?Pres=134640.

Audio replay of the Internet Web cast will be available at www.fdef.com until May 6, 2011 at 9:00 a.m.

Annual Meeting of Shareholders

First Defiance Financial Corp. will host its Annual Meeting of Shareholders at 2:00 p.m. on Tuesday, April 26, 2011 at the First Federal Bank operations center at 25600 Elliott Road in Defiance. Following the meeting, the audio replay, slide presentation and transcript will be available at the Company’s Web site at www.fdef.com.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 33 full service branches and 45 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance, Archbold, Bryan and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
	March 31,	December 31,	March 31,
(in thousands)	2011	2010	2010
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$28,317	$24,977	$28,678
Interest-bearing deposits	207,000	144,187	125,980

	235,317	169,164	154,658

Securities
Available-for sale, carried at fair value	179,510	165,252	146,448
Held-to-maturity, carried at amortized cost	818	839	1,887

	180,328	166,091	148,335

Loans	1,471,209	1,519,503	1,576,602
Allowance for loan losses	(40,798)	(41,080)	(38,980)

Loans, net	1,430,411	1,478,423	1,537,622
Loans held for sale	13,421	18,127	12,357
Mortgage servicing rights	9,556	9,477	9,283
Accrued interest receivable	6,534	6,374	7,405
Federal Home Loan Bank stock	21,012	21,012	21,376
Bank Owned Life Insurance	35,216	34,979	30,555
Office properties and equipment	40,862	41,743	42,830
Real estate and other assets held for sale	9,150	9,591	12,768
Goodwill	57,556	57,556	56,585
Core deposit and other intangibles	5,784	6,128	6,450
Deferred taxes	5,447	5,805	3,525
Other assets	11,358	11,047	15,026

Total Assets	$2,061,952	$2,035,517	$2,058,775

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$219,374	$216,699	$187,231
Interest-bearing deposits	1,372,672	1,358,720	1,412,353

Total deposits	1,592,046	1,575,419	1,599,584
Advances from Federal Home Loan Bank	96,874	116,885	126,917
Notes payable and other interest-bearing liabilities	60,736	56,247	44,883
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	825	937	397
Other liabilities	12,243	9,615	15,256

Total liabilities	1,798,807	1,795,186	1,823,120
Stockholders’ Equity
Preferred stock, net of discount	36,506	36,463	36,334
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	135,470	140,845	140,725
Accumulated other comprehensive income (loss)	411	(342)	316
Retained earnings	137,143	134,988	129,906
Treasury stock, at cost	(47,390)	(72,628)	(72,631)

Total stockholders’ equity	263,145	240,331	235,655

Total Liabilities and Stockholders’ Equity	$2,061,952	$2,035,517	$2,058,775

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2011	2010
Interest Income:
Loans	$20,224	$22,397
Investment securities	1,598	1,452
Interest-bearing deposits	101	61
FHLB stock dividends	235	219

Total interest income	22,158	24,129
Interest Expense:
Deposits	3,594	5,398
FHLB advances and other	906	1,218
Subordinated debentures	326	323
Notes Payable	130	105

Total interest expense	4,956	7,044

Net interest income	17,202	17,085
Provision for loan losses	2,833	6,889

Net interest income after provision for loan losses	14,369	10,196
Non-interest Income:
Service fees and other charges	2,617	3,158
Mortgage banking income	1,288	1,807
Gain on sale of non-mortgage loans	104	37
Gain on sale of securities	49	6
Impairment on securities	(2)	(70)
Insurance and investment sales commissions	1,655	1,109
Trust income	148	122
Income from Bank Owned Life Insurance	237	480
Other non-interest income	(151)	117

Total Non-interest Income	5,945	6,766
Non-interest Expense:
Compensation and benefits	7,834	6,457
Occupancy	1,852	1,828
FDIC insurance premium	913	1,046
State franchise tax	542	563
Data processing	1,061	1,196
Amortization of intangibles	344	437
Other non-interest expense	4,080	3,305

Total Non-interest Expense	16,626	14,832

Income before income taxes	3,688	2,130
Income taxes	1,028	624

Net Income	$2,660	$1,506

Dividends Accrued on Preferred Shares	(462)	(463)
Accretion on Preferred Shares	(43)	(40)

Net Income Applicable to Common Shares	$2,155	$1,003

Earnings per common share:
Basic	$0.25	$0.12
Diluted	$0.25	$0.12

Average Shares Outstanding:
Basic	8,519	8,117
Diluted	8,671	8,142

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited) Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2011	2010	% change
Summary of Operations

Tax-equivalent interest income (1)	$22,501	$24,427	(7.9)%
Interest expense	4,956	7,044	(29.6)
Tax-equivalent net interest income (1)	17,545	17,383	0.9
Provision for loan losses	2,833	6,889	(58.9)
Tax-equivalent NII after provision for loan loss (1)	14,712	10,494	40.2
Investment Securities gains	49	6	716.7
Impairment losses on securities	(2)	(70)	(97.1)
Non-interest income-excluding securities gains	5,898	6,830	(13.6)
Non-interest expense	16,626	14,832	12.1
Income taxes	1,028	624	64.7
Net Income	2,660	1,506	76.6
Dividends Declared on Preferred Shares	(462)	(463)	(0.2)
Accretion on Preferred Shares	(43)	(40)	7.5
Net Income Applicable to Common Shares	2,155	1,003	114.9
Tax equivalent adjustment (1)	343	298	15.1
At Period End
Assets	2,061,952	2,058,775	0.2
Earning assets	1,892,970	1,884,650	0.4
Loans	1,471,209	1,576,602	(6.7)
Allowance for loan losses	40,798	38,980	4.7
Deposits	1,592,046	1,599,584	(0.5)
Stockholders’ equity	263,145	235,655	11.7
Average Balances
Assets	2,044,387	2,048,506	(0.2)
Earning assets	1,828,916	1,831,867	(0.2)
Deposits and interest-bearing liabilities	1,788,677	1,798,408	(0.5)
Loans	1,457,736	1,560,405	(6.6)
Deposits	1,590,617	1,576,140	0.9
Stockholders’ equity	241,525	235,492	2.6
Stockholders’ equity / assets	11.81%	11.50%	2.8
Per Common Share Data
Net Income
Basic	$0.25	$0.12	108.3
Diluted	0.25	0.12	108.3
Dividends	—	—	—
Market Value:
High	$14.64	$12.33	18.7
Low	11.89	9.20	29.2
Close	14.34	10.12	41.7
Common Book Value	23.22	24.45	(5.0)
Tangible Common Book Value	16.70	16.68	0.1
Shares outstanding, end of period (000)	9,724	8,117	19.8
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.85%	1.0
Return on average assets	0.53%	0.30%	77.0
Return on average equity	4.47%	2.59%	72.2
Efficiency ratio (2)	70.92%	61.26%	15.8
Effective tax rate	27.87%	29.30%	(4.9)
Dividend payout ratio (basic)	0.00%	0.00%	—

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended
	March 31,
(dollars in thousands)	2011	2010
Gain from sale of mortgage loans	$726	$1,164
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	845	748
Amortization of mortgage servicing rights	(454)	(426)
Mortgage servicing rights valuation adjustments	171	321

	562	643

Total revenue from sale and servicing of mortgage loans	$1,288	$1,807

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended March 31,
	(dollars in thousands)
	2011			2010
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,457,736	$20,257	5.64%	$1,560,405	$22,436	5.83%
Securities	171,089	1,908	4.54%	141,646	1,711	4.96%
Interest Bearing Deposits	179,079	101	0.23%	108,440	61	0.23%
FHLB stock	21,012	235	4.54%	21,376	219	4.15%

Total interest-earning assets	1,828,916	22,501	4.99%	1,831,867	24,427	5.41%
Non-interest-earning assets	215,471			216,639

Total assets	$2,044,387			$2,048,506

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,370,007	$3,594	1.06%	$1,391,945	$5,398	1.57%
FHLB advances and other	107,750	906	3.41%	141,759	1,218	3.48%
Other Borrowings	54,079	130	0.97%	44,280	105	0.96%
Subordinated debentures	36,231	326	3.65%	36,229	323	3.62%

Total interest-bearing liabilities	1,568,067	4,956	1.28%	1,614,213	7,044	1.77%
Non-interest bearing deposits	220,610	—	—	184,195	—	—

Total including non-interest-bearing demand deposits	1,788,677	4,956	1.12%	1,798,408	7,044	1.59%
Other non-interest-bearing liabilities	14,185			14,606

Total liabilities	1,802,862			1,813,014
Stockholders’ equity	241,525			235,492

Total liabilities and stockholders’ equity	$2,044,387			$2,048,506

Net interest income; interest rate spread		$17,545	3.71%		$17,383	3.64%

Net interest margin (3)			3.89%			3.85%

Average interest-earning assets to average interest bearing liabilities			117%			113%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Summary of Operations
Tax-equivalent interest income (1)	$22,501	$23,651	$24,373	$24,655	$24,427
Interest expense	4,956	5,574	6,295	6,788	7,044
Tax-equivalent net interest income (1)	17,545	18,077	18,078	17,867	17,383
Provision for loan losses	2,833	5,652	5,196	5,440	6,889
Tax-equivalent NII after provision for loan losses (1)	14,712	12,425	12,882	12,427	10,494
Investment securities gains (losses), including impairment	47	(14)	(190)	(71)	(64)
Non-interest income (excluding securities gains/losses)	5,898	7,568	7,669	5,862	6,830
Non-interest expense	16,626	16,485	17,102	15,045	14,832
Income taxes	1,028	904	668	808	624
Net income	2,660	2,268	2,275	2,059	1,506
Dividends Declared on Preferred Shares	(462)	(463)	(463)	(462)	(463)
Accretion on Preferred Shares	(43)	(43)	(43)	(42)	(40)
Net Income (Loss) Applicable to Common Shares	2,155	1,762	1,769	1,555	1,003
Tax equivalent adjustment (1)	343	322	316	306	298
At Period End
Total assets	$2,061,952	$2,035,517	$2,042,239	$2,038,656	$2,058,775
Earning assets	1,892,970	1,867,733	1,866,939	1,858,300	1,884,650
Loans	1,471,209	1,519,503	1,549,677	1,571,413	1,576,602
Allowance for loan losses	40,798	41,080	41,343	38,852	38,980
Deposits	1,592,046	1,575,419	1,590,648	1,580,520	1,599,584
Stockholders’ equity	263,145	240,331	241,029	238,438	235,655
Stockholders’ equity / assets	12.76%	11.81%	11.80%	11.70%	11.45%
Goodwill	57,556	57,556	57,556	57,556	56,585
Average Balances
Total assets	$2,044,387	$2,063,965	$2,045,835	$2,060,925	$2,048,506
Earning assets	1,828,916	1,844,206	1,823,911	1,845,306	1,831,867
Deposits and interest-bearing liabilities	1,788,677	1,805,620	1,790,022	1,808,944	1,798,408
Loans	1,457,736	1,496,374	1,545,378	1,551,396	1,560,405
Deposits	1,590,617	1,601,516	1,585,300	1,597,820	1,576,140
Stockholders’ equity	241,525	241,902	240,709	237,076	235,492
Stockholders’ equity / assets	11.81%	11.72%	11.77%	11.50%	11.50%
Per Common Share Data
Net Income:
Basic	$0.25	$0.22	$0.22	$0.19	$0.12
Diluted	0.25	0.22	0.22	0.19	0.12
Dividends	—	—	—	—	—
Market Value:
High	$14.64	$12.32	$10.63	$14.85	$12.33
Low	11.89	9.94	8.55	8.53	9.20
Close	14.34	11.90	10.06	8.94	10.12
Book Value	23.22	25.00	25.10	24.78	24.45
Shares outstanding, end of period (in thousands)	9,724	8,118	8,118	8,118	8,117
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.89%	3.94%	3.89%	3.85%
Return on average assets	0.53%	0.44%	0.44%	0.40%	0.30%
Return on average equity	4.47%	3.72%	3.75%	3.48%	2.59%
Efficiency ratio (2)	70.92%	64.28%	66.42%	63.40%	61.26%
Effective tax rate	27.87%	28.50%	22.70%	28.18%	29.30%
Common dividend payout ratio (basic)	0.00%	0.00%	0.00%	0.00%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Loan Portfolio Composition
One to four family residential real estate	$218,599	$205,938	$213,574	$217,603	$222,099
Construction	24,437	30,340	31,722	43,333	46,369
Commercial real estate	746,899	767,012	776,972	790,521	797,449
Commercial	341,614	369,959	372,583	364,281	352,923
Consumer finance	20,862	22,848	27,060	28,961	31,718
Home equity and improvement	128,810	133,593	137,747	140,969	144,826

Total loans	1,481,221	1,529,690	1,559,658	1,585,668	1,595,384
Less:
Loans in process	9,160	9,267	9,030	13,283	17,794
Deferred loan origination fees	852	920	951	972	988
Allowance for loan loss	40,798	41,080	41,343	38,852	38,980

Net Loans	$1,430,411	$1,478,423	$1,508,334	$1,532,561	$1,537,622

Allowance for loan loss activity
Beginning allowance	41,080	$41,343	$38,852	$38,980	$36,547
Provision for loan losses	2,833	5,652	5,196	5,440	6,889
Credit loss charge-offs:
One to four family residential real estate	547	483	1,164	1,135	326
Commercial real estate	2,273	4,806	688	1,243	3,191
Commercial	335	388	842	3,153	735
Consumer finance	12	55	28	16	25
Home equity and improvement	201	347	148	156	399

Total charge-offs	3,368	6,079	2,870	5,703	4,676
Total recoveries	253	164	165	135	220

Net charge-offs (recoveries)	3,115	5,915	2,705	5,568	4,456

Ending allowance	$40,798	$41,080	$41,343	$38,852	$38,980

Credit Quality
Non-accrual loans	$40,948	$41,040	$37,377	$31,804	$33,567
Restructured loans, accruing	4,619	6,001	8,784	8,918	7,023

Total non-performing loans (1)	45,567	47,041	46,161	40,722	40,590
Real estate owned (REO)	9,150	9,591	11,127	12,735	12,768

Total non-performing assets (2)	$54,717	$56,632	$57,288	$53,457	$53,358

Net charge-offs	3,115	5,915	2,705	5,568	4,456

Allowance for loan losses / loans	2.77%	2.70%	2.67%	2.47%	2.47%
Allowance for loan losses / non-performing assets	74.56%	72.54%	72.17%	72.68%	73.05%
Allowance for loan losses / non-performing loans	89.53%	87.33%	89.56%	95.41%	96.03%
Non-performing assets / loans plus REO	3.70%	3.70%	3.67%	3.37%	3.36%
Non-performing assets / total assets	2.65%	2.78%	2.81%	2.62%	2.59%
Net charge-offs / average loans (annualized)	0.85%	1.58%	0.70%	1.44%	1.14%

Deposit Balances
Non-interest-bearing demand deposits	$219,374	$216,699	$213,414	$190,140	$187,231
Interest-bearing demand deposits and money market	581,622	555,434	543,539	517,170	525,311
Savings deposits	153,629	144,491	141,190	140,473	138,364
Retail time deposits less than $100,000	453,997	465,774	485,777	527,421	539,313
Retail time deposits greater than $100,000	150,859	151,258	161,413	158,069	161,071
National/Brokered time deposits	32,565	41,763	45,315	47,247	48,294

Total deposits	$1,592,046	$1,575,419	$1,590,648	$1,580,520	$1,599,584

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring
March 31, 2011
One to four family residential real estate	$218,599	$208,863	$1,870	$5,366	$2,500
Construction	24,437	24,377	—	60	—
Commercial real estate	746,899	720,349	3,022	21,909	1,619
Commercial	341,614	327,277	996	13,156	185
Consumer finance	20,862	20,644	200	18	—
Home equity and improvement	128,810	127,532	524	439	315

Total loans	$1,481,221	$1,429,042	$6,612	$40,948	$4,619

December 31, 2010
One to four family residential real estate	$205,938	$192,612	$2,911	$7,161	$3,254
Construction	30,340	30,276	—	64	—
Commercial real estate	767,012	740,230	2,898	21,737	2,147
Commercial	369,959	356,145	1,982	11,547	285
Consumer finance	22,848	22,551	283	14	—
Home equity and improvement	133,593	129,720	3,041	517	315

Total loans	$1,529,690	$1,471,534	$11,115	$41,040	$6,001

March 31, 2010
One to four family residential real estate	$222,099	$207,733	$4,749	$6,572	$3,045
Construction	46,369	46,129	65	175	—
Commercial real estate	797,449	768,335	6,962	18,241	3,911
Commercial	352,923	338,513	6,866	7,498	46
Consumer finance	31,718	31,489	170	59	—
Home equity and improvement	144,826	142,598	1,185	1,022	21

Total loans	$1,595,384	$1,534,797	$19,997	$33,567	$7,023